Exhibit 23.02

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 21, 2017, with respect to the consolidated financial statements of Linde AG included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich, Germany

June 2, 2017